Exhibit 1

Monthly Data for May 2008
NIS GROUP CO., LTD.
(TSE:8571; NYSE:NIS)
The figures herein are based on Japanese GAAP, are unaudited, and may be subject to revision.

NIS GROUP CO., LTD.

NIS Group’s Main Operating Assets (Consolidated)

<Credit-related>

								(Millions of yen)

	2008/3			2008/4			2008/5

		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %

Balance of loans receivable	145,941	(45.1)	(45.1)	137,946	(45.7)	(5.5)	131,035	(46.8)	(10.2)

Secured loans	72,017	(50.0)	(50.0)	67,408	(49.8)	(6.4)	62,835	(51.3)	(12.7)

SME loans	45,589	(45.4)	(45.4)	43,840	(46.7)	(3.8)	42,056	(47.7)	(7.7)

Consumer loans	23,448	(32.9)	(32.9)	22,456	(34.2)	(4.2)	21,555	(35.2)	(8.1)

Other loans	4,885	49.6	49.6	4,241	25.7	(13.2)	4,587	29.9	(6.1)

*The balance of loans receivable includes bankrupt, delinquent and doubtful loans receivable.
*“SME loans” include discount notes.
*“Consumer loans” include debt-consolidation loans (Smart Assist loans) and unguaranteed consumer loans (First Plan loans).
								(Millions of yen)

	2008/3			2008/4			2008/5

		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %

Assets held for leases and installment loans (Japan)	9,124	(16.7)	(16.7)	8,935	(19.8)	(2.1)	8,611	(21.1)	(5.6)

*Installment loans exclude unearned revenue from installment loans.
								(Millions of yen)

	2008/3			2008/4			2008/5

		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %

Guaranteed loans and accounts receivable	16,397	(5.8)	(5.8)	14,866	(11.9)	(9.3)	17,905	8.3	9.2

*The balance of guaranteed loans and accounts receivable includes accured interest.
*The balance of guaranteed loans and accounts receivable excludes reserve for guarantee losses and reserve for losses on group businesses.

(Notes)
*Nissin Leasing (China) became an affiliate accounted for under the equity method as of Feburuary 20, 2008.
As a result, operating assets of Nissin Leasing (China) are excluded from NIS Group’s main operating assets.
*Aprek became an affiliate accounted for under the equity method as of March 4, 2008.
As a result, operating assets of Aprek are excluded from NIS Group’s main operating assets.

1	NIS GROUP CO., LTD.

NIS Group’s Main Operating Assets (Consolidated)

<Principal-related>
								(Millions of yen)

	2008/3			2008/4			2008/5

		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %

Real estate for sale in the servicing business and real estate for sale and real estate under construction for sale in the real estate business	44,958	(6.4)	(6.4)	44,193	(7.7)	(1.7)	43,361	(8.7)	(3.6)

								(Millions of yen)

	2008/3			2008/4			2008/5

		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %

Purchased loans receivable	32,383	(6.9)	(6.9)	31,245	(8.8)	(3.5)	30,559	(9.8)	(5.6)

								(Millions of yen)

	2008/3			2008/4			2008/5

		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %

Investment securities	27,752	(22.9)	(22.9)	27,889	(20.4)	0.5	26,494	(20.5)	(4.5)

Listed companies & Non-listed companies	12,740	(60.4)	(60.4)	12,877	(58.7)	1.1	11,483	(61.1)	(9.9)

Affiliates accounted for under the equity method	15,010	296.6	296.6	15,010	296.6	0.0	15,010	296.6	0.0

Others	1	(96.2)	(96.2)	1	(95.8)	0.0	1	(95.8)	0.0

Difference between market value and book value	109	—	—	289	—	—	(83)	—	—

*Listed investment securities are included at market value.

*Deemed securities are included.

2	NIS GROUP CO., LTD.

Delinquent Loans by Default Days (Non-consolidated)

As of March 31, 2008								(Millions of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Balance of loans

	Amount	%	Amount	%	Amount	%	Amount	%	receivable

Secured loans	5,348	7.50	1,053	1.48	3,288	4.61	9,690	13.59	71,308

SME loans	1,017	2.24	478	1.05	5,039	11.07	6,535	14.36	45,503

Business Assist loans	594	2.11	462	1.64	5,027	17.85	6,084	21.60	28,170

Business Timely loans	422	2.44	16	0.09	11	0.07	450	2.60	17,332

Consumer loans (Smart Assist loans)	403	1.81	295	1.33	1,718	7.73	2,417	10.88	22,220

Others	36	2.78	1	0.13	32	2.51	71	5.41	1,314

Total	6,806	4.85	1,828	1.30	10,079	7.18	18,713	13.33	140,346

As of April 30, 2008								(Millions of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Balance of loans

	Amount	%	Amount	%	Amount	%	Amount	%	receivable

Secured loans	215	0.32	5,773	8.65	3,916	5.87	9,905	14.85	66,722

SME loans	893	2.02	798	1.80	5,019	11.33	6,711	15.15	44,298

Business Assist loans	485	1.77	462	1.69	5,013	18.27	5,962	21.72	27,447

Business Timely loans	407	2.42	335	1.99	5	0.04	749	4.45	16,850

Consumer loans (Smart Assist loans)	290	1.36	312	1.46	1,697	7.94	2,300	10.75	21,395

Others	29	2.39	24	1.98	30	2.46	84	6.82	1,242

Total	1,428	1.07	6,909	5.17	10,664	7.98	19,003	14.22	133,657

As of May 31, 2008								(Millions of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Balance of loans

	Amount	%	Amount	%	Amount	%	Amount	%	receivable

Secured loans	1,262	2.03	1,865	3.00	9,266	14.91	12,394	19.94	62,151

SME loans	1,315	3.06	790	1.84	5,284	12.29	7,389	17.18	43,002

Business Assist loans	792	2.98	424	1.60	4,991	18.77	6,208	23.35	26,587

Business Timely loans	523	3.19	365	2.22	292	1.78	1,180	7.19	16,415

Consumer loans (Smart Assist loans)	337	1.64	229	1.11	1,782	8.64	2,348	11.39	20,625

Others	41	3.51	22	1.90	50	4.27	115	9.68	1,192

Total	2,957	2.33	2,907	2.29	16,383	12.90	22,247	17.52	126,971

*“Others” include discount notes and unguaranteed consumer loans (First Plan loans).
*Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable of each product.

3	NIS GROUP CO., LTD.

Month-End Breakdown of Borrowings and Borrowing Rates (Non-consolidated)

Borrowings by lender					(Millions of yen)

	2008/3		2008/4		2008/5

	Amount	%	Amount	%	Amount	%

Indirect	71,162	51.48	63,075	49.10	57,861	47.58

Bank (other financial institutions)	41,063	29.71	38,712	30.13	36,529	30.04

Non-life insurance companies	2,062	1.49	2,062	1.61	2,062	1.70

Non-bank financial companies (including securities companies)	28,036	20.28	22,300	17.36	19,269	15.84

Direct	67,065	48.52	65,391	50.90	63,749	52.42

Total	138,228	100.00	128,466	100.00	121,611	100.00

Borrowings by maturity					(Millions of yen)

	2008/3		2008/4		2008/5

	Amount	%	Amount	%	Amount	%

Short-term borrowings	16,979	12.28	16,436	12.79	14,541	11.96

Long-term borrowings	121,248	87.72	112,030	87.21	107,069	88.04

Long-term borrowings due within 1 year	84,215	60.92	76,428	59.49	71,796	59.04

Long-term borrowings due over 1 year	37,033	26.79	35,602	27.71	35,273	29.00

Total	138,228	100.00	128,466	100.00	121,611	100.00

Borrowing rates (weighted average)			(%)

	2008/3	2008/4	2008/5
	Borrowing	Borrowing	Borrowing
	rates	rates	rates

Indirect	2.45	2.40	2.40

Bank (other financial institutions)	2.29	2.28	2.37

Non-life insurance companies	1.77	1.77	1.76

Non-bank financial companies (including securities companies)	2.72	2.67	2.53

Direct	2.70	2.70	2.71

Total	2.57	2.55	2.56

4	NIS GROUP CO., LTD.